UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2014

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

(a) Amendment of Bylaws.

Effective as of December 4, 2014, the Board of Directors of PDL BioPharma, Inc. (the Company) amended the Company’s Bylaws (the Bylaws) to improve corporate governance, clarify certain items in accordance with the General Corporation Law of Delaware and address recent Delaware case law and developments. The amendments generally cover the following Bylaw provisions:

•      Election of directors in uncontested elections:

•

Article II of the Bylaws was amended to change the director election voting standard for uncontested elections from a plurality to a majority vote of the shares of capital stock of the Company entitled to vote in such election, while maintaining a plurality vote standard for contested elections (i.e. where the number of director nominees exceeds the number of directors to be elected).

•

In addition, the Company amended its Corporate Governance Guidelines to require a director to offer his or her resignation, subject to the approval of the independent directors of the Company’s Board of Directors, when a director does not receive a majority vote in an uncontested election. The amended Corporate Governance Guidelines can be found on the Company’s website at http://investor.pdl.com/governance.cfm.

•     Voting rights of joint owners of shares: Article II of the Bylaws was amended to add a new Section 12 that provides procedures for determining voting rights with respect to shares that are jointly owned in accordance with Section 2.17(b) of the General Corporation Law of Delaware. Prior to the amendment, the Bylaws were silent on this item.

•     Loans to officers: the amendment added a new Article IX to the Bylaws that, subject to any prohibition by applicable law, permits the Company to make loans to its officers and employees and requires the Company’s Board of Directors to approve any such loans, each in accordance with Section 143 of the General Corporation Law of Delaware. Prior to the amendment, the Bylaws were silent on this item.

•     Dividend reserve: the amendment added a new Section 2 to new Article X of the Bylaws that permits the Company’s Board of Directors to establish, modify or abolish a dividend reserve in accordance with Section 171 of the General Corporation Law of Delaware. Prior the amendment, the Bylaws were silent on this item.

•     Determination of Fiscal year: the amendment added a new Section 11 to new Article X of the Bylaws that requires that the fiscal year of the Company be determined by a resolution of the Company’s Board of Directors. Prior the amendment, the Bylaws were silent on this item.

•     Exclusive forum for certain actions: the amendment added a new Section 12 to new Article X of the Bylaws to select the Court of Chancery of the State of Delaware as the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the General Corporation Law of Delaware, the certificate of incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine. Prior the amendment, the Bylaws were silent on this item.

•     Deletion of savings clause: the amendment deleted Section 7 of Article VI because the provision is no longer applicable to the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws of the Company that reflects the amendments, a copy of which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Third Amended and Restated Bylaws, as amended through December 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: December 9, 2014

Exhibit Index

Exhibit No.	Description
99.1	Third Amended and Restated Bylaws, as amended through December 4, 2014.